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                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-19263

PRICING SUPPLEMENT NO. 6
Dated October 6, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series E



      This Pricing Supplement describes our sale of Notes through Lehman Brothers, as agent.


Principal
Amount:                           $11,500,000

Interest
Rate:                                   6.56%

Original
Issue Date:                          10/08/97

Stated
Maturity:                          10/08/2009

Price
to Public:                        $11,500,000

Agent's
Commission:                           $69,000

Net Proceeds
to Company:                       $11,431,000


       We   registered  $200,000,000  of  Notes.  Including   the
$11,500,000   of   Notes   described  above,   we   have   issued
$146,500,000, so $53,500,000 remains available for us to issue.